EXHIBIT 99.1
Sila Realty Trust, Inc.
Third Quarter 2020 Results
TAMPA, FL (November 18, 2020) - Sila Realty Trust, Inc., or the Company, a public, non-traded real estate investment trust focused on net-leased data center and healthcare properties, announced operating results for the third quarter ended September 30, 2020.
Quarter Ended September 30, 2020 and Subsequent Highlights

•	Net income attributable to common stockholders totaled $5.3 million; net income attributable to common stockholders per diluted share totaled $0.02.

•	Net operating income, or NOI, totaled $58.6 million.

•	Funds from operations, or FFO, attributable to common stockholders equaled $33.5 million; FFO attributable to common stockholders per diluted share totaled $0.15.

•	Modified funds from operations, or MFFO, attributable to common stockholders equaled $27.9 million; MFFO attributable to common stockholders per diluted share totaled $0.13.

•	Adjusted funds from operations, or AFFO, attributable to common stockholders equaled $29.0 million; AFFO attributable to common stockholders per diluted share totaled $0.13.

•	On September 8, 2020, the Company acquired one healthcare property for an aggregate purchase price of $11.0 million.

•
On September 30, 2020, the Company closed the internalization transaction to provide for the internalization of its external management functions previously performed by Carter Validus Advisors II, LLC, or the Former Advisor, and its affiliates and changed its name to Sila Realty Trust, Inc., from Carter Validus Mission Critical REIT II, Inc. See further discussion in the "Internalization Transaction" section below.

•
On November 6, 2020, the Company sold Dallas Healthcare Facility II for $23.0 million, resulting in a gain. The Company's proceeds from the disposition of the property were approximately $22.0 million, after transaction costs and other pro-rations, and is subject to additional transaction costs paid subsequent to the closing date.

“Our recently closed management internalization transaction marks another significant milestone for the Company and is projected to be financially and strategically beneficial,” stated Michael Seton, Chief Executive Officer and President, “while our 2019 merger transaction continues to be accretive to the business, helping drive positive year-over-year per share results, partly offset by the ongoing impact of the COVID-19 pandemic.  Our diverse portfolio of properties continues to perform well and has demonstrated resilience through these unprecedented times.  Although the pandemic’s duration is difficult to predict, we remain vigilant and proactive in addressing any property issues that may arise.”

An explanation of FFO, MFFO, AFFO, NOI and Tenant Reimbursements, as well as reconciliations of such non-GAAP financial measures, which should not be considered alternatives to GAAP measures, to the most directly comparable U.S. GAAP measures, is included at the end of this release.
Financial Results
Quarter Ended September 30, 2020, Compared to Quarter Ended September 30, 2019

•
Net income (loss) attributable to common stockholders was $5.3 million for the quarter ended September 30, 2020, an increase of 155%, compared to net loss attributable to common stockholders of $9.6 million for the quarter ended September 30, 2019.

•	FFO attributable to common stockholders was $33.5 million for the quarter ended September 30, 2020, an increase of 71%, compared to $19.6 million for the quarter ended September 30, 2019.

•	MFFO attributable to common stockholders was $27.9 million for the quarter ended September 30, 2020, an increase of 78%, compared to $15.7 million for the quarter ended September 30, 2019.

•	AFFO attributable to common stockholders was $29.0 million for the quarter ended September 30, 2020, an increase of 77%, compared to $16.4 million for the quarter ended September 30, 2019.

	Three Months Ended September 30,
	2020	2019	$ Change	% Change
Net income (loss) attributable to common stockholders per common share - basic, diluted	$0.02	$(0.07)	$0.09	128.57%
FFO per common share - basic, diluted	$0.15	$0.14	$0.01	7.14%
MFFO per common share - basic, diluted	$0.13	$0.11	$0.02	18.18%
AFFO per common share - basic, diluted	$0.13	$0.12	$0.01	8.33%
Operating Results
Quarter Ended September 30, 2020, Compared to Quarter Ended September 30, 2019

•	NOI was $58.6 million for the quarter ended September 30, 2020, an increase of 57%, compared to $37.3 million for the quarter ended September 30, 2019.

•	Rental revenue was $70.7 million for the quarter ended September 30, 2020, an increase of 47%, compared to $48.1 million for the quarter ended September 30, 2019.

•	Same store NOI was $39.2 million for the quarter ended September 30, 2020, an increase of 6%, compared to $37.1 million for the quarter ended September 30, 2019.
The increases in financial and operating results during the periods presented above are primarily the result of 67 operating property acquisitions, inclusive of 60 properties acquired in the merger with Carter Validus Mission Critical REIT, Inc., since July 1, 2019, one of which was sold on May 28, 2020.
Portfolio Overview
During the third quarter of 2020, the Company acquired a multi-tenant healthcare property with 100% occupancy, located in the Tampa market, for an aggregate purchase price of $11.0 million.

During the third quarter of 2020, the Company wrote off approximately $1.3 million of intangible assets, intangible liabilities, accounts receivable and tenant reimbursements related to two tenants in two data center properties that were experiencing financial difficulties due to deteriorating economic conditions driven by the impact of the COVID-19 pandemic and the pandemic's acceleration of the tenant's modification of work strategy to a remote environment.
As of September 30, 2020, the Company owned 153 real estate properties, located in 70 markets, comprising approximately 8.7 million rentable square feet with an aggregate purchase price of approximately $3.1 billion. The Company's properties had a weighted average occupancy of 94.1% and weighted average remaining lease term of 9.5 years.
The ongoing COVID-19 pandemic has forced the temporary closure, changed the operating hours and/or caused other temporary changes to the businesses of certain healthcare and data center tenants of the Company. In response, some tenants have sought rent concessions, including decreased rent and rent deferrals for COVID-19 affected periods. During the three months ended September 30, 2020, the Company entered into one rent concession with a tenant in a data center property as a result of the COVID-19 pandemic. During the nine months ended September 30, 2020, the Company granted rent deferrals to certain tenants impacted by COVID-19 with an immaterial impact to the Company's condensed consolidated financial statements and to the collectability of tenant receivables over their respective lease terms. As of September 30, 2020, the Company entered into 30 rent concessions and lease modifications with tenants impacted by COVID-19 and collected approximately 98% of rental revenue originally contracted for such period. The Company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of business and geographies. However, as a result of the many uncertainties surrounding the COVID-19 pandemic, the Company is unable to predict the impact that it ultimately will have on its business and results of operations.
Balance Sheet and Liquidity
As of September 30, 2020, the Company had total principal debt outstanding of $1,437.5 million, consisting of $454.5 million of notes payable and $983.0 million of the credit facility with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair market value of real estate plus the total aggregate cost of properties acquired after the net asset value date of October 31, 2019, of 42.1%. The Company’s outstanding debt was comprised of 66.4% fixed rate debt (including debt fixed through the use of interest rate swaps) and 33.6% variable rate debt.
During the three months ended September 30, 2020, the Company drew $45.0 million on its credit facility related to a healthcare property acquisition and the internalization transaction.
As of September 30, 2020, the Company had liquidity of approximately $230.7 million, consisting of $75.5 million in cash and cash equivalents and $155.2 million in borrowing base availability on the credit facility.

Distributions
The following table summarizes the Company's distributions paid and distributions declared during the third quarter of 2020 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP (1)	Total Distributions	Distributions Declared Per Share (2)
Class A	$16,145	$4,723	$20,868	$0.13
Class I	935	638	1,573	$0.13
Class T	2,013	2,055	4,068	$0.10
Class T2	163	197	360	$0.10
	$19,256	$7,613	$26,869

(1)	Distribution reinvestment plan (DRIP).

(2)	The Company declared weighted average distributions per share of common stock in the amount of $0.12.
Internalization Transaction
On July 28, 2020, the Company (under its former name, Carter Validus Mission Critical REIT II, Inc.) entered into a definitive agreement to purchase all assets from Carter Validus REIT Management Company II, LLC, the Former Advisor and their affiliates necessary for the operation of the Company's business, effectively internalizing the Company's management structure. The Company agreed to pay total consideration of $40.0 million in cash in connection with the internalization transaction, of which $25.0 million was paid at the time of closing on September 30, 2020, and the balance will be paid over the next 18 months, subject to acceleration in certain circumstances. The material terms of the internalization transaction are disclosed in the Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on July 29, 2020 and September 30, 2020, respectively.
Effective at the closing of the internalization transaction, the Company hired 76 employees previously employed by an affiliate of the Former Advisor including key executives who have been integral to the Company's growth and success. Simultaneously, the Company's board of directors established a compensation committee and a nominating and corporate governance committee. As a result of the transaction, the Company anticipates its expenses will decrease by approximately $18.0 million on an annualized basis starting in the fourth quarter of 2020 due to the elimination of asset management, property management and other various fees that would have otherwise been paid to the Former Advisor.
Additionally, on September 30, 2020, the Company changed its name to Sila Realty Trust, Inc. from Carter Validus Mission Critical REIT II, Inc.
Supplemental Information
The Company routinely provides information for investors and the marketplace using press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions and other supplemental information may be found attached to the Current Report on Form 8-K filed on November 18, 2020. A comprehensive listing of the Company's properties is available at silarealtytrust.com/portfolio.

About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-traded real estate investment trust headquartered in Tampa, Florida, that invests in high-quality healthcare properties and data centers leased to tenants capitalizing on critical and structural economic growth drivers. As of September 30, 2020, the Company owned 153 real estate properties, consisting of 29 data centers and 124 healthcare properties located in 70 markets across the United States.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs regarding operational strategies, anticipated events and trends, the economy, and other future conditions and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. One of the most significant factors, however, is the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, you should interpret many of the risks identified in Item 1A. "Risk Factors" of Part I of our Annual Report on Form 10-K and subsequent quarterly reports, as well as the risks set forth above, as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Additional factors include the ongoing costs to operate the Company on an internalized basis which, if higher than anticipated, could reduce the potential cost savings sought in the internalization transaction, and other factors, including those described under the section entitled Item 1A. "Risk Factors" of Part I of our 2019 Annual Report on Form 10-K and subsequent quarterly reports. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. See Item 1A. “Risk Factors” of Part I of our 2019 Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of some, although not all, of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements.
Investor Relations:

Miranda Davidson
IR@silarealtytrust.com

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited) September 30, 2020	December 31, 2019
ASSETS
Real estate:
Land	$338,340	$343,444
Buildings and improvements, less accumulated depreciation of $180,136 and $128,304, respectively	2,366,225	2,422,102
Construction in progress	19,552	2,916
Total real estate, net	2,724,117	2,768,462
Cash and cash equivalents	75,505	69,342
Acquired intangible assets, less accumulated amortization of $83,168 and $64,164, respectively	254,433	285,459
Goodwill	39,529	—
Right-of-use assets - operating leases	30,168	29,537
Right-of-use assets - finance leases	2,533	—
Notes receivable, net	31,327	2,700
Other assets, net	103,413	84,034
Total assets	$3,261,025	$3,239,534
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $2,027 and $2,500, respectively	$452,496	$454,845
Credit facility, net of deferred financing costs of $6,343 and $7,385, respectively	976,657	900,615
Accounts payable due to affiliates	—	9,759
Accounts payable and other liabilities	84,903	45,354
Acquired intangible liabilities, less accumulated amortization of $12,827 and $12,332, respectively	53,657	59,538
Operating lease liabilities	32,214	31,004
Finance lease liabilities	2,854	—
Total liabilities	1,602,781	1,501,115
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 234,091,351 and 231,416,123 shares issued, respectively; 221,528,870 and 221,912,714 shares outstanding, respectively	2,215	2,219
Additional paid-in capital	1,978,604	1,981,848
Accumulated distributions in excess of earnings	(298,981)	(240,946)
Accumulated other comprehensive loss	(23,594)	(4,704)
Total stockholders’ equity	1,658,244	1,738,417
Noncontrolling interests	—	2
Total equity	1,658,244	1,738,419
Total liabilities and stockholders’ equity	$3,261,025	$3,239,534

Condensed Consolidated Quarterly (Unaudited) Statements of Comprehensive Income (Loss) (amounts in thousands, except share data and per share amounts)

	Three Months Ended September 30,
	2020	2019
Revenue:
Rental revenue	$70,667	$48,063
Expenses:
Rental expenses	12,068	10,740
General and administrative expenses	3,578	2,239
Internalization transaction expenses	2,235	—
Asset management fees	5,989	3,540
Depreciation and amortization	28,249	16,254
Impairment loss on real estate	—	13,000
Total expenses	52,119	45,773
Income from operations	18,548	2,290
Interest and other expense, net	13,284	11,920
Net income (loss) attributable to common stockholders	$5,264	$(9,630)
Other comprehensive income (loss):
Unrealized income (loss) on interest rate swaps, net	$2,584	$(2,123)
Other comprehensive income (loss)	2,584	(2,123)
Comprehensive income (loss) attributable to common stockholders	$7,848	$(11,753)
Weighted average number of common shares outstanding:
Basic	221,346,730	137,063,509
Diluted	221,406,461	137,063,509
Net income (loss) per common share attributable to common stockholders:
Basic	$0.02	$(0.07)
Diluted	$0.02	$(0.07)
Distributions declared per common share	$0.12	$0.16

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as rental revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, internalization transaction expenses, asset management fees, impairment loss on real estate and interest and other expense, net. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2020.
The following are reconciliations of net income (loss) attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended September 30, 2020 and 2019 (amounts in thousands):

	Three Months Ended September 30,
	2020	2019
Revenue:
Rental revenue	$70,667	$48,063
Expenses:
Rental expenses	12,068	10,740
Net operating income	58,599	37,323

Expenses:
General and administrative expenses	3,578	2,239
Internalization transaction expenses	2,235	—
Asset management fees	5,989	3,540
Depreciation and amortization	28,249	16,254
Impairment loss on real estate	—	13,000
Income from operations	18,548	2,290
Interest and other expense, net	13,284	11,920
Net income (loss) attributable to common stockholders	$5,264	$(9,630)
The Company generates its net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development. Legacy REIT property activities represent amounts recorded for properties acquired on October 4, 2019, in the merger transaction. By evaluating the property net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions on net income.

The following table represents the breakdown of the three months ended September 30, 2020, total rental revenue, as presented prior to the adoption of Accounting Standards Codification 842, Leases, and compares with amounts for the 2019 comparable periods (amounts in thousands). The Company believes that the below presentation of total rental revenue is not, and is not intended to be, a presentation in accordance with GAAP and allows investors and management to evaluate the Company’s performance.

	Three Months Ended September 30,
	2020	2019
Revenue:
Same store rental revenue	$42,415	$40,908
Legacy REIT properties rental revenue	19,164	—
Non-same store rental revenue	1,555	220
Same store tenant reimbursements	6,613	6,927
Legacy REIT properties tenant reimbursements	757	—
Non-same store tenant reimbursements	42	4
Other operating income	121	4
Total rental revenue	70,667	48,063
Expenses:
Same store rental expenses	9,910	10,707
Legacy REIT properties rental expenses	1,976	—
Non-same store rental expenses	182	33
Net operating income	$58,599	$37,323
Funds From Operations (“FFO”), Modified Funds From Operations (“MFFO”) and Adjusted Funds From Operations ("AFFO") are non-GAAP financial measures. FFO is calculated using the NAREIT definition: net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. In addition to FFO, the Company uses MFFO as a supplemental financial performance measure of its operating performance and believe it is frequently used by investors and other interested parties in the evaluation of non-traded REITs. The Company’s MFFO calculation complies with the Institute of Portfolio Alternative’s (“IPA”) Practice Guideline by excluding acquisition expenses in connection with the internalization transaction, amortization of above- and below-market leases, along with the right-of-use assets - operating and finance leases, resulting from above- and below- market leases, and amounts related to straight-line rents. The other adjustments included in the IPA’s Practice Guideline are not applicable to the Company. In addition to FFO and MFFO, the Company uses AFFO as a supplemental financial performance metric to further evaluate its operating performance. The Company calculates AFFO, a non-GAAP measure, by further adjusting MFFO for the following items included in the determination of GAAP net income: amortization of deferred financing costs and stock-based compensation, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect AFFO on the same basis. Other REITs report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, MFFO and AFFO are not intended to represent cash flow from operations for the period and are only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above. The Company’s management, along with others in the real estate industry, consider FFO, MFFO and AFFO to be appropriate supplemental measures of a REIT’s operating performance because they provide a more complete understanding of the Company’s performance to investors and management.
The following is a reconciliation of net income (loss) attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO, MFFO and AFFO for the three months ended September 30, 2020 and 2019 (amounts in thousands, except share data and per share amounts):

	Three Months Ended September 30,
	2020	2019
Net income (loss) attributable to common stockholders	$5,264	$(9,630)
Adjustments:
Depreciation and amortization (1)	28,248	16,254
Impairment loss on real estate	—	13,000
FFO attributable to common stockholders	$33,512	$19,624
Adjustments:
Amortization of intangible assets and liabilities (2)	(2,810)	(1,285)
Reduction in the carrying amount of right-of-use assets - operating leases and finance lease, net	235	141
Straight-line rent (3)	(5,235)	(2,784)
Internalization transaction expenses (4)	2,235	—
MFFO attributable to common stockholders	$27,937	$15,696
Adjustments:
Amortization of deferred financing costs	990	647
Stock-based compensation	45	18
AFFO attributable to common stockholders	$28,972	$16,361
Weighted average common shares outstanding - basic	221,346,730	137,063,509
Weighted average common shares outstanding - diluted	221,406,461	137,063,509
Weighted average common shares outstanding - diluted for FFO	221,406,461	137,082,259
Net income (loss) per common share - basic	$0.02	$(0.07)
Net income (loss) per common share - diluted	$0.02	$(0.07)
FFO per common share - basic	$0.15	$0.14
FFO per common share - diluted	$0.15	$0.14
MFFO per common share - basic	$0.13	$0.11
MFFO per common share - diluted	$0.13	$0.11
AFFO per common share - basic	$0.13	$0.12
AFFO per common share - diluted	$0.13	$0.12

(1)
During the three months ended September 30, 2020 and 2019, the Company wrote off in-place lease intangible assets in the amounts of approximately $3.2 million and $0.5 million, respectively, by accelerating the amortization of the acquired intangible assets.

(2)
Under GAAP, certain intangibles are accounted for at cost and reviewed for impairment. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate. During the three months ended September 30, 2020 and 2019, the Company wrote off one below-market lease intangible liability in the amounts of approximately $2.0 million and $0.2 million, respectively, by accelerating the amortization of the acquired intangible liability.

(3)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. During the three months ended September 30, 2020 and 2019, the Company wrote off approximately $0.1 million of straight-line rent. By adjusting for the change in straight-line rent receivable, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.

(4)
Under GAAP, acquisition fees and expenses related to transactions determined to be business combinations are expensed as incurred. Internalization transaction expenses consist primarily of legal fees, as well as fees for other professional and financial advisors incurred in connection with the internalization transaction. The Company believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and aligns with its analysis of operating performance.